Exhibit 99.1


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                        THREE MONTHS ENDED MARCH 31, 2003
                                   (unaudited)

                                                        CERBCO, Inc.                      CERBCO, Inc.      Insituform East,
                                                        Consolidated    Eliminations     Unconsolidated       Incorporated

Sales                                                   $ 1,700,949          $      0       $         0          $1,700,949
                                                       -------------    --------------   ---------------     ---------------
Costs and Expenses:
  Cost of sales                                           2,237,565                 0                 0           2,237,565
  Selling, general and administrative expenses            1,009,787                 0           483,093             526,694
                                                       -------------    --------------   ----------------    ---------------
    Total Costs and Expenses                              3,247,352                 0           483,093           2,764,259
                                                       -------------    --------------   ----------------    ---------------
Operating Loss                                           (1,546,403)                0          (483,093)         (1,063,310)
Investment Income                                            57,271  (A)      (31,875)           88,904                 242
Interest Expense                                                  0  (A)       31,875                 0             (31,875)
Other Income (expense) - net                                141,369                 0             8,271             133,098
                                                       -------------    --------------   ----------------    ---------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                       (1,347,763)                0          (385,918)           (961,845)

Benefit for Income Taxes                                     (3,000)                0            (3,000)                  0
                                                       -------------    --------------   ----------------    ---------------
Loss Before Non-Owned Interests in Insituform East       (1,344,763)                0          (382,918)           (961,845)

Non-Owned Interests in Loss of Insituform East              584,117  (B)      584,117                 0                   0
                                                       -------------    --------------   ----------------    ---------------
Loss Before Goodwill Impairment                            (760,646)          584,117          (382,918)           (961,845)

Loss from Goodwill Impairment                            (1,485,660)                0        (1,485,660)                  0
                                                       -------------    --------------   ----------------    ---------------
                                             NET LOSS   $(2,246,306) (C)     $584,117       $(1,868,578)         $ (961,845)
                                                       =============    ==============   ================    ===============

                                                                   Exhibit 99.1


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                        NINE MONTHS ENDED MARCH 31, 2003
                                   (unaudited)

                                                        CERBCO, Inc.                       CERBCO, Inc.    Insituform East,
                                                        Consolidated     Eliminations    Unconsolidated      Incorporated

Sales                                                   $ 6,452,940       $        0       $         0         $ 6,452,940
                                                      ---------------   --------------   ---------------   -----------------
Costs and Expenses:
  Cost of sales                                           7,168,302                0                 0           7,168,302
  Selling, general and administrative expenses            2,257,911                0           741,046           1,516,865
                                                      ---------------   --------------   ---------------   -----------------
    Total Costs and Expenses                              9,426,213                0           741,046           8,685,167
                                                      ---------------   --------------   ---------------   -----------------
Operating Loss                                           (2,973,273)               0          (741,046)         (2,232,227)
Investment Income                                           222,171  (D)     (95,425)          316,034               1,562
Interest Expense                                                  0  (D)      95,425                 0             (95,425)
Other Income (expense) - net                                341,997                0          (137,733)            479,730
                                                      ---------------   --------------   ---------------   -----------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                       (2,409,105)               0          (562,745)         (1,846,360)

Provision for Income Taxes                                  105,000                0           105,000                   0
                                                      ---------------   --------------   ---------------   -----------------
Loss Before Non-Owned Interests in Insituform East       (2,514,105)               0          (667,745)         (1,846,360)

Non-Owned Interests in Loss of Insituform East            1,121,272  (E)   1,121,272                 0                   0
                                                      ---------------   --------------   ---------------   -----------------

Loss Before Goodwill Impairment                          (1,392,833) (F)   1,121,272          (667,745)         (1,846,360)

Loss from Goodwill Impairment                            (1,485,660)               0        (1,485,660)                  0
                                                      ---------------   --------------   ---------------   -----------------
Net Loss                                                $(2,878,493) (F)  $1,121,272       $(2,153,405)        $(1,846,360)
                                                      ===============   ==============   ===============   =================

                                                                    Exhibit 99.1
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                 MARCH 31, 2003
                                   (unaudited)

                                                             CERBCO, Inc.                         CERBCO, Inc.     Insituform East,
                                                             Consolidated        Eliminations    Unconsolidated      Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                                  $ 5,594,281         $          0       $ 4,739,096         $  855,185
  Marketable securities                                        6,496,006                    0         6,496,006                  0
  Receivables                                                  2,059,732                    0            34,869          2,024,863
  Inventories                                                    792,270                    0                 0            792,270
  Prepaid and refundable taxes                                   106,612                    0            79,978             26,634
  Prepaid expenses and other                                     212,477                    0                 0            212,477
                                                             -------------      --------------  -----------------  -----------------
                                     TOTAL CURRENT ASSETS     15,261,378                    0        11,349,949          3,911,429

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                             0  (G)      (2,327,264)        2,327,264                  0
  Intercompany receivables and payables                                0                    0         2,947,852         (2,947,852)

Property, Plant and Equipment - net of accumulated             6,262,395                    0             6,687          6,255,708
  depreciation

Other Assets:
  Cash surrender value of SERP life insurance                  1,785,003                    0         1,530,007            254,996
  Marketable securities                                        3,020,328                    0         3,020,328                  0
  Deposits and other                                              44,489                    0            44,489                  0
                                                             -------------      --------------  -----------------  -----------------
                                             TOTAL ASSETS    $26,373,593          $(2,327,264)      $21,226,576         $7,474,281
                                                             =============      ==============  =================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                   $ 1,246,502         $           0      $     6,510         $1,239,992
  Income taxes payable                                            10,000                     0                0             10,000
                                                             -------------      ---------------  ----------------  -----------------
                                TOTAL CURRENT LIABILITIES      1,256,502                     0            6,510          1,249,992
Long-Term Liabilities:
  Accrued SERP liability                                       2,243,391                     0        1,945,242            298,149
                                                             -------------      ---------------  ----------------  -----------------
                                        TOTAL LIABILITIES      3,499,893                     0        1,951,752          1,548,141
                                                             -------------      ---------------  ----------------  -----------------
Non-Owned Interests                                            3,598,876  (E)(G)     3,598,876                0                  0
                                                             -------------      ---------------  ----------------  -----------------
Stockholders' Equity:
  Common stock                                                   118,953    (G)       (175,486)         118,953            175,486
  Class B Common stock                                            29,342    (G)        (11,904)          29,342             11,904
  Additional paid-in capital                                   7,527,278    (G)     (4,000,424)       7,527,278          4,000,424
  Retained earnings                                           11,599,251  (F)(G)    (2,927,939)      11,599,251          2,927,939
  Treasury stock                                                       0    (G)      1,189,613                0         (1,189,613)
                                                             -------------      ---------------  ---------------   -----------------
                               TOTAL STOCKHOLDERS' EQUITY     19,274,824            (5,926,140)      19,274,824          5,926,140
                                                             -------------      ---------------  ---------------   -----------------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $26,373,593           $(2,327,264)     $21,226,576         $7,474,281
                                                             =============      ===============  ===============   =================

                                                                    Exhibit 99.1

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                 MARCH 31, 2003
                                   (unaudited)

                                  (A)

Investment income                                                                     $31,875
  Interest expense                                                                                         $31,875
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended March 31, 2003.

                                  (B)
Non-owned interests                                                                  $584,117
  Non-owned interests in loss of subsidiary                                                               $584,117
To record non-owned interests in loss of Insituform East
for the three months ended March 31, 2003.

                                  (C)
Current year operations adjustments                                                  $584,117
  Retained earnings                                                                                       $584,117
To close out impact of eliminating entries on current quarter's statement of operations.

                                  (D)
Investment income                                                                     $95,425
  Interest expense                                                                                         $95,425
To eliminate interest expense paid by Insituform East to CERBCO in the nine months ended March 31, 2003.

                                  (E)
Non-owned interests                                                                $1,121,272
  Non-owned interests in loss of subsidiary                                                             $1,121,272
To record non-owned interests in loss of Insituform East
for the nine  months ended March 31, 2003.

                                  (F)
Current year operations adjustments                                                $1,121,272
  Retained earnings                                                                                     $1,121,272
To close out impact of eliminating entries on nine months' statement of operations.


                                                                    Exhibit 99.1

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                 MARCH 31, 2003
                                   (unaudited)



                                  (G)
Common stock                                            $  175,486
Class B stock                                               11,904
Additional paid-in capital                               4,000,424
Retained earnings                                        4,049,211
  Treasury stock                                                     $1,189,613
  Non-owned interests                                                 4,720,148
  Investment in subsidiary                                            2,327,264
To eliminate investment in Insituform East.